Waverly, Inc.

                              1997 Annual Form 10-K

                                  Exhibit 23



                       Consent of Independent Accountants
                       ----------------------------------

           We consent to the incorporation by reference in the registration statements of Waverly, Inc. and subsidiaries on Form S-8 (No. 33-41925 and No. 33-61705) of our reports dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Waverly, Inc. and subsidiaries as of December 31, 1997, 1996 and 1995 and for the years then ended, which reports are included in this Annual Report on Form 10-K.




                                                  /s/Coopers & Lybrand L.L.P.
                                                  ---------------------------
                                                  Coopers & Lybrand L.L.P.

           Baltimore, Maryland
           March 25, 1998